As filed with the Securities and Exchange Commission on December 8, 2009
Registration No. 333- 162410

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 3 to the
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	42-1556195 (I.R.S. Employer Identification Number)
726 Exchange Street, Suite 618
Buffalo, New York 14210
(716) 819-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)
John R. Koelmel
726 Exchange Street, Suite 618
Buffalo, New York 14210
(716) 819-5500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)
Copies to:

John J. Gorman, Esq. Marc P. Levy, Esq. Luse Gorman Pomerenk & Schick, P.C. 5335 Wisconsin Avenue, N.W., Suite 400 Washington, D.C. 20015 Phone: (202) 274-2000	G. Daniel O’Donnell, Esq. Ian A. Hartman, Esq. Dechert LLP Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 Phone: (215) 994-4000
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of each class of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee
Common Stock, $0.01 par value per share	21,140,400 shares (1)	(2)	$256,896,000 (2)	$14,335 (3)

(1)	Represents the maximum number of shares of First Niagara Financial Group, Inc. common stock that may be issued in connection with the proposed merger to which this Registration Statement relates.

(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $5.76, the market value of the common stock of Harleysville National Corporation to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such common stock quoted on the Nasdaq Stock Market on October 6, 2009 multiplied by 44,600,000 shares of common stock of Harleysville National Corporation that may be received by the Registrant and/or cancelled upon consummation of the merger.

(3)	Previously paid.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
     Item 20. Indemnification of Directors and Officers
     Article TENTH of the Certificate of Incorporation of First Niagara Financial Group, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:
     TENTH:
     A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General

Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.
     D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.
     E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.
Item 21. Exhibits and Financial Statement Schedules
     The exhibits and financial statements filed as part of this Registration Statement are as follows:
     (a) Exhibits
2.1	Agreement and Plan of Merger by and between First Niagara Financial Group, Inc. and Harleysville National Corporation.(1)

3.1	Certificate of Incorporation of First Niagara Financial Group, Inc.(2)

3.2	Amended and Restated Bylaws of First Niagara Financial Group, Inc.(3)

4.1	Form of Common Stock Certificate of First Niagara Financial Group, Inc.(2)

4.2	Senior Notes Indenture, and First Supplemental Indenture to Senior Notes Indenture, each dated as of September 4, 2009, between First Niagara Financial Group, Inc. and The Bank of New York Mellon, Trustee.(4)

5.0	Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation as to the legality of the securities being issued.

8.0	Form of Federal Tax Opinion of Luse Gorman Pomerenk & Schick, a Professional Corporation.* (final opinion to be filed by post-effective amendment at consummation of transaction)

8.1	Form of Federal Tax Opinion of Dechert LLP (including consent). * (final opinion to be filed by post-effective amendment at consummation of transaction)

10.1	First Niagara Financial Group, Inc. Amended and Restated Change in Control Agreement with John R. Koelmel.(5)

10.2	First Niagara Financial Group, Inc. Form of Amended and Restated Change in Control Agreement.(5)

10.3	First Niagara Financial Group, Inc. Amended and Restated CEO Executive Severance Plan.(5)

10.4	First Niagara Financial Group, Inc. Executive Severance Plan (for executive officers other than Mr. Koelmel).(5)

10.5	First Niagara Financial Group, Inc. 1999 Stock Option Plan.(6)

10.6	First Niagara Financial Group, Inc. 1999 Recognition and Retention Plan.(7)

10.7	First Niagara Financial Group, Inc. Amended and Restated 2002 Long-Term Incentive Stock Benefit Plan.(6)

10.8	Amended and Restated First Niagara Bank and First Niagara Financial Group, Inc. Directors Deferred Fees Plan.(5)

10.9	First Niagara Financial Group, Inc. Pinnacle Incentive Compensation Plan.(5)

10.10	First Amended and Restated Revolving Credit Promissory Note with Fifth Third Bank.(8)

10.11	Residential Mortgage Program Agreement with Homestead Funding Corp.(9)

10.12	First Niagara Financial Group, Inc. 2005 Long-Term Performance Plan.(10)

11.0	Calculations of Basic Earnings Per Share and Diluted Earnings Per Share.(5)

21	Subsidiaries of First Niagara Financial Group, Inc.(5)

23.1	Consent of KPMG LLP.*

23.2	Consent of Grant Thornton LLP.*

23.3	Consent of Luse Gorman Pomerenk & Schick, a Professional Corporation (set forth in Exhibit 5.0).*

23.4	Consent of Dechert LLP (contained in Exhibit 8.1).*

24	Power of attorney.*

99.1	Consent of J.P. Morgan Securities Inc.*

*	Previously filed.

(1)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 27, 2009.

(2)	Incorporated by reference to the Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on September 18, 2002.

(3)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 30, 2009.

(4)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 9, 2009.

(5)	Incorporated by reference to the 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2009.

(6)	Incorporated by reference to the 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

(7)	Incorporated by reference to the Proxy Statement for the 1999 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 31, 1999.

(8)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2008.

(9)	Incorporated by reference to the 2004 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005 and to the Current Report on 8-K filed with the Securities and Exchange Commission on December 12, 2008.

(10)	Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2005.

Item 22. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, New York, on December 8, 2009

FIRST NIAGARA FINANCIAL GROUP, INC.
By:	/s/ John R. Koelmel
John R. Koelmel
President and Chief Executive Officer (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John R. Koelmel John R. Koelmel	President, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2009

* Michael W. Harrington	Chief Financial Officer (Principal Financial and Accounting Officer)
* Thomas E. Baker	Director
* G. Thomas Bowers	Chairman of the Board of Directors
* William H. Jones	Director
* Daniel W. Judge	Director
* Carl A. Florio	Director
* Louise Woerner	Director
* David M. Zebro	Vice Chairman of the Board of Directors
* George M. Philip	Director

*	Pursuant to the Powers of Attorney filed as Exhibit 24.0 to the Registration Statement on Form S-4 for First Niagara Financial Group, Inc. filed on October 9, 2009.